Summary of Loan Agreement by and between Shenzhen BAK Battery Co., Ltd. and Eastern Branch, Agricultural Bank of China dated June 22, 2007.

Summary of the main articles
➢	Contract number: NO.81101200700001153
➢	Loan Principal: RMB 60 million;
➢	Loan term: from June 22, 2007 to June 22, 2008
➢	Interest rate: annually 6.57%, payable on the 20th of each month;
■ Penalty interest rate for delayed repayment: 5.022% plus 50% *5.022%;
■ Penalty interest rate for embezzlement of loan proceeds: 5.022% * 2;
➢	Purpose of the loan is to provide working capital for the Company;
➢	Advanced repayment of loan needs to be approved by the Lender;
➢
Breach of contract penalties: suspension of loan un-provided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for the Lender’s expenses incurred due to the Company’s breach of contract such as lawyer’s fee, travel cost in case of litigation, etc.

Summary of the articles omitted
➢	Types of the loan
➢	Clearing of the loan interest
➢	Condition precedent to the drawing of the loan
➢	Rights and obligations of the borrower
➢	Rights and obligations of the lender
➢	Guarantee of the loan
➢	Dispute settlement
➢	Miscellaneous
➢	Validity
➢	Notes